Exhibit 99.1

August 17, 2006

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Media Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER

AND FISCAL YEAR 2006

State College, PA (August 17, 2006) – C-COR Incorporated (NASDAQ: CCBL) today reported its financial results for the fourth quarter and fiscal year 2006, ended June 30, 2006. Net sales for the fourth quarter were $72.0 million compared to $68.5 million for the same period last year and $60.4 million in the third quarter of fiscal year 2006. Bookings in the fourth quarter of fiscal year 2006 were $69.7 million for a book-to-bill ratio of .97.

Net sales for the entire fiscal year 2006 were $262.5 million compared to $237.3 million in fiscal year 2005. Bookings for the entire fiscal year 2006 were $283.5 million for a book-to-bill ratio of 1.08.

The financial results for the fourth quarter and fiscal year 2006, ended June 30, 2006, include one additional week of operations compared to the same periods of the prior year.

The net income for the fourth quarter of fiscal year 2006 was $11.5 million, compared to a net loss of $5.7 million for the same period last year. The net income per share on a diluted basis for the fourth quarter of fiscal year 2006 was $.23 (basic net income per share of $.24) compared to basic and diluted net loss per share of $.12 for the same period last year. C-COR’s results for the fourth quarter of fiscal year 2006 included an $11.4 million gain on the sale of trade claims in the bankruptcy cases of Adelphia and affiliates, $1.8 million of restructuring charges, a $1.2 million gain on a litigation judgment, $885,000 of amortization related to intangible assets, $579,000 of stock compensation expense, and $127,000 of inventory and other asset impairments net. These items, which equate to $.18 on a diluted per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analyst estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

C-COR anticipates that net sales for the first quarter of fiscal year 2007, ending September 29, 2006, will be between $66 and $70 million with a net earnings or loss per share of between $(.03) and $.01. These projections include $1.2 million of stock compensation expense, $829,000 of amortization related to intangible assets, and approximately $325,000 of restructuring charges. These items, which are projected to equate to $.05 per diluted share, are typically excluded from the First Call analysts’ projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number.

C-COR’s management will discuss C-COR’s financial results on a conference call at 9:45 AM (ET) on Thursday, August 17, 2006. For information on how to access the conference call, refer to C-COR’s news release dated July 31, 2006 (posted on the C-COR web site, www.c-cor.com), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR offers world-class, market-focused integrated solutions for cable operators and other service providers that put subscribers in personal control of their entertainment and communication needs. C-COR’s interoperable software and hardware help network operators to provide reliable On Demand voice, video, and data today while expediting their migration to all-IP intelligent networks. The Company’s solutions include C-COR Broadband Access technology to extend bandwidth capacity; C-COR On Demand for VOD and advertising; C-COR OSS for bandwidth and resource management; and C-COR Network Services for a variety of outsourced field services that help keep networks operating at peak performance. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Fourteen Weeks Ended	Thirteen Weeks Ended
	June 30, 2006	June 24, 2005
Net sales	$71,982	$68,517

Cost of sales (1)	44,216	43,508
Excess and obsolete inventory charge	244	0

Total cost of sales	44,460	43,508

Gross margin	27,522	25,009
Operating expenses (1)
Selling and administrative	18,416	19,005
Research and product development	8,625	11,208
Amortization of intangibles	885	1,667
Impairment charge (recovery)	(135)	0
Loss on sale of product line	18	0
Restructuring costs	1,758	317

Total operating expenses	29,567	32,197

Loss from operations	(2,045)	(7,188)

Interest expense	(360)	(327)
Investment income	920	293
Foreign exchange gain	30	95
Gain on sale of bankruptcy trade claims	11,352	0
Other income (expense), net	2,656	(377)

Income (loss) before income taxes	12,553	(7,504)

Income tax expense (benefit)	1,026	(1,764)

Net income (loss)	$11,527	$(5,740)

Net income (loss) per share:
Basic	$0.24	$(0.12)
Diluted	$0.23	$(0.12)

Weighted average common shares and common share equivalents
Basic	47,999	47,738
Diluted	50,896	47,738
__________________
(1) Stock-based compensation is included as follows:
Cost of sales	$84	$0
Selling and administrative	405	65
Research and product development	90	0

Total stock-based compensation	$579	$65

C-COR Incorporated

Condensed Consolidated Statements of Operations

(in thousands except per share amounts)

	Fifty- three Weeks Ended	Fifty-two Weeks Ended
	June 30, 2006	June 24, 2005
	(unaudited)
Net sales	$262,526	$237,260

Cost of sales (1)	169,787	151,765
Excess and obsolete inventory charge	8,932	0

Total cost of sales	178,719	151,765

Gross margin	83,807	85,495
Operating expenses (1)
Selling and administrative	68,628	62,292
Research and product development	38,084	37,804
Amortization of intangibles	4,591	5,697
Acquired in-process technology charge	0	5,850
Impairment charges	6,987	0
Gain on sale of product line	(1,952)	0
Restructuring costs	6,795	993

Total operating expenses	123,133	112,636

Loss from operations	(39,326)	(27,141)

Interest expense	(1,350)	(680)
Investment income	2,001	1,322
Foreign exchange gain	248	235
Gain on sale of bankruptcy trade claims	11,352	0
Other income (expense), net	3,135	(282)

Loss before income taxes	(23,940)	(26,546)

Income tax expense (benefit)	3,020	(856)

Net loss	$(26,960)	$(25,690)

Net loss per share:
Basic	$(0.56)	$(0.57)
Diluted	$(0.56)	$(0.57)

Weighted average common shares and common share equivalents
Basic	47,891	45,325
Diluted	47,891	45,325
__________________
(1) Stock-based compensation is included as follows:
Cost of sales	$374	$0
Selling and administrative	2,551	240
Research and product development	499	0

Total stock-based compensation	$3,424	$240

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	June 30, 2006	June 24, 2005
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$53,279	$43,320
Restricted cash	3,883	3,690
Marketable securities	7,649	9,327
Accounts receivable, net	49,188	52,148
Unbilled receivables	3,308	1,592
Inventories	25,438	41,628
Deferred costs	4,555	6,826
Other current assets	4,542	5,563

Total current assets	151,842	164,094

Property, plant and equipment, net	20,074	21,533
Goodwill	131,209	131,963
Other intangible assets, net	5,135	14,714
Other long-term assets	4,513	5,451

Total	$312,773	$337,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$25,796	$36,332
Accrued liabilities	29,283	26,638
Deferred revenue	19,674	14,887
Current portion of long-term debt	299	162

Total current liabilities	75,052	78,019
Long-term debt, less current portion	35,966	35,617
Deferred revenue	2,705	3,111
Other long-term liabilities	4,368	3,969
Shareholders’ equity	194,682	217,039

Total	$312,773	$337,755